Exhibit 99.1

FOR RELEASE AT 3:00 PM CST

Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION

REPORTS FISCAL 2020 THIRD QUARTER OPERATING RESULTS

Milwaukee, Wisconsin – April 23, 2020 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) today reported operating results for the fiscal third quarter ended March 29, 2020.

Net sales for the Company’s third quarter ended March 29, 2020 were $116.9 million, compared to net sales of $128.2 million for the third quarter ended March 31, 2019.  Net income for the current year quarterly period was $ 3.0 million, compared to net income of $1.7 million in the prior year quarter.  Diluted earnings per share for the current year quarterly period were $0.79 compared to diluted earnings per share of $0.46 in the prior year quarter.

GAAP Earnings

For the nine months ended March 29, 2020, the Company’s net sales were $343.2 million compared to net sales of $358.3 million in the prior year nine month period.  Net income during the current year nine month period was $2.9 million compared to a net loss of $17.0 million in the prior year nine month period.  Diluted earnings per share were $0.77 for the nine month period ended March 29, 2020 compared to diluted loss per share of $4.62 during the nine month period ended March 31, 2019.

Non-GAAP Earnings

During the first nine months of the fiscal year 2020 ended March 29, 2020, a pre-tax non-cash compensation expense charge, occurring during the first and second quarter of fiscal 2020, of $4.5 million reduced the Company’s diluted earnings per share by $0.91 or $3.4 million, on an after tax basis.  Without this non-cash compensation expense charge adjusted diluted earnings per share for the current year nine months ended March 29, 2020 would have been $1.68.

As noted in prior Company filings with the SEC, during the fiscal 2019 second quarter ended December 30, 2018, the Company completed a substantial portion of terminating the STRATTEC Pension Plan that was previously frozen on December 31, 2009.  As a result of those actions, a non-cash pre-tax pension settlement charge of $32.4 million was recorded during our second quarter ended December 30, 2018 that reduced diluted earnings per share by $6.73, or $24.8 million, on an after tax basis.  Without this pension settlement charge and favorable tax adjustment related to Tax Reform adjusted diluted earnings per share for the prior year nine months ended March 31, 2019 would have been $2.01.

For further information on adjusted or non-GAAP numbers included in this release, see the Non-GAAP to GAAP reconciliation tables, along with the explanatory note following the table, included later on in this release.

Net sales to each of our customers or customer groups in the current year quarter and prior year quarter were as follows (in thousands):

	Three Months Ended
	March 29, 2020	March 31, 2019

Fiat Chrysler Automobiles	$26,050	$29,917
General Motors Company	31,656	30,969
Ford Motor Company	15,462	15,942
Tier 1 Customers	17,495	20,078
Commercial and Other OEM Customers	20,184	22,794
Hyundai / Kia	6,091	8,530
TOTAL	$116,938	$128,230

During the latter part of March 2020 our OEM customers started reducing production schedules and closed their assembly plants due to the Coronavirus (COVID-19) pandemic.  The impact of these reductions reduced our net sales in the current year quarter by approximately $6.7 million dollars.  Sales to Fiat Chrysler Automobiles in the current year quarter decreased in comparison to the prior year quarter due to lower production volumes of the vehicles we supply.  The increase in sales to General Motors Company in the current year quarter compared to the prior year quarter related primarily to higher sales content on models for which we supply components, in particular power access products and latches.  Sales to Ford Motor Company decreased in the current year quarter due to lower production volumes of the vehicles we supply compared to the prior year quarter.  Sales to Tier 1 Customers decreased in the current year quarter due to lower sales of our driver control steering column lock products.  Sales to Commercial and Other OEM Customers during the current year quarter decreased in comparison to the prior year quarter mainly due to decreases in sales related to key fobs sold to Harley Davidson and related to reductions in sales of door handle and power access products to Honda of America Manufacturing, Inc..  These Commercial and Other OEM Customers, along with the Tier 1 Customers, primarily represent purchasers of vehicle access control products, such as latches, key fobs, driver controls, steering column locks and door handles that we have developed in recent years to complement our historic core business of locks and keys.  The decreased sales to Hyundai / Kia in the current year quarter were principally due to lower levels of production of the Kia Sedona minivan for which we supply primarily power sliding door components.

Gross profit margins were 14.5 percent in the current year quarter compared to 12.2 percent in the prior year quarter.  The increase in gross profit margin in the current year quarter compared to the prior year quarter was primarily attributed to improved manufacturing efficiencies both at our Milwaukee and Mexico production facilities in comparison to the prior year quarter.

Engineering, Selling and Administrative expenses overall were lower in the current year quarter as compared to the prior year quarter and represented 9.2 percent in the current year quarter as a percent of net sales compared to 9.1 percent in the prior year quarter.  The decrease in overall operating expenses in the current year quarter was primarily due to lower outside expenditures on new product development costs associated with utilizing third party vendors for a portion of our development work.

Included in Other Income, Net in the current year quarter compared to the prior year quarter were the following items (in thousands of dollars):

	March 29, 2020	March 31, 2019

(Loss) Equity Earnings of VAST LLC Joint Venture	$(947)	$25
Net Foreign Currency Realized and Unrealized Transaction Gain (Loss)	1,467	(47)
Other	(392)	297
	$128	$275

The decrease in Other Income, Net in the current year quarter from the prior year quarter was primarily related to lower profitability at our VAST LLC China operation due to extended OEM customer plant shutdowns associated with the coronavirus (COVID-19) pandemic.

Frank Krejci, President & CEO commented: “I am pleased with the current quarter’s operating results especially since our customer’s started closing their assembly plants at the end of March due to the COVID-19 virus.  Despite those closures reducing our net sales by approximately $6.7 million, the significant manufacturing improvements and cost reduction activities at both our Milwaukee and Mexico production facilities improved gross profit margins by over 2% in comparison to the prior year quarter. Our VAST LLC operations experienced a net loss during the current quarter mainly due to VAST China which was down almost the entire month of February related to the COVID-19 virus. However, near the end of March they were almost back to full operations. The coming quarter will be severely impacted by our OEM customers shutting down their North America operations for the entire month of April. Depending on how long the COVID-19 virus will require the industry to remain to be idle, our net sales for next quarter could be down 50% or more, thus dramatically impacting profitability and operating cash flow. We are presently reducing our cost structure through layoffs, reduced hours, officer salary cuts and escalating decisions regarding capital spending. Hopefully this is the worst and the automotive industry can get on a path of recovery during this coming quarter. Lastly, I would like to end on a very positive perspective. In December 2018, we transferred our pension plan liability to an insurance company and had excess assets left over. If we had not, given the current situation, we would be millions of dollars underfunded and be facing significant contributions for years to come. Between paying down debt and eliminating our former pension liability, we are in a much stronger position to weather this storm and ultimately invest in our future”.

STRATTEC SECURITY CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES TO GAAP PERFORMANCE MEASURES
(in thousands, except earnings per share data)

	Three Months Ended		Nine Months Ended
	March 29, 2020	March 31, 2019	March 29, 2020	March 31, 2019

Gross profit (GAAP measure)	$17,010	$15,682	$43,229	$43,601
Compensation charge, pre-tax	-	-	2,742	-
Adjusted gross profit (Non-GAAP measure)	$17,010	$15,682	$45,971	$43,601

Engineering, selling & administrative expenses (GAAP measure)	$10,727	$11,721	$35,775	$33,222
Compensation charge, pre-tax	-	-	1,731	-
Adjusted engineering, selling & administrative expenses (Non-GAAP measure)	$10,727	$11,721	$34,044	$33,222

Operating income (GAAP measure)	$6,283	$3,961	$7,454	$10,379
Compensation charge, pre-tax	-	-	4,473	-
Adjusted operating income (Non-GAAP measure)	$6,283	$3,961	$11,927	$10,379

Net income (loss) (GAAP measure)	$2,994	$1,730	$2,897	$(16,967)
Compensation charge, net of tax	-	-	3,422	-
Pension settlement charge, net of tax	-	-	-	24,812
Favorable tax adjustment related to “Tax Reform 2017”	-	-	-	(372)
Adjusted net income (Non-GAAP measure)	$2,994	$1,730	$6,319	$7,473

Diluted loss per share (GAAP measure)	$0.79	$0.46	$0.77	$(4.62)
Compensation charge, net of tax	-	-	0.91	-
Pension settlement charge, net of tax	-	-	-	6.73
Favorable tax adjustment related to “Tax Reform 2017”	-	-	-	(0.10)
Adjusted diluted earnings per share (Non-GAAP measure)	$0.79	$0.46	$1.68	$2.01

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically “adjusted net income,” “adjusted gross profit,” “adjusted engineering, selling & administrative expenses,” “adjusted operating income” and “adjusted diluted earnings per share.”  “Adjusted net income” is defined as net (loss) income attributable to STRATTEC SECURITY CORPORATION shareholders excluding both the pension settlement charges and the compensation expense charges, in each case net of tax (i.e., on an after tax basis), and excluding a favorable tax adjustment relating to “Tax Reform 2017”.  “Adjusted diluted earnings per share” is defined as “Adjusted net income” divided by average diluted shares of common stock outstanding during the applicable period.  “Adjusted gross profit” is defined as gross profit excluding the compensation expense charges, all on a pre-tax basis. “Adjusted engineering, selling & administrative expenses” is defined as engineering, selling & administrative expenses excluding the compensation expense charges, all on a pre-tax basis.  “Adjusted operating income” is defined as operating income excluding the compensation expense charges, all on a pre-tax basis. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating STRATTEC’s performance and are important measures by which STRATTEC’s management is able to assess the profitability and liquidity of STRATTEC’s business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income (loss) as a measure of operating performance. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products.  These products are provided to customers in North America, and on a global basis through a unique strategic relationship with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  Under this relationship, STRATTEC, WITTE and ADAC market each company’s products to global customers under the “VAST Automotive Group” brand name.  STRATTEC’s history in the automotive business spans over 110 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reactions to same from foreign countries, the volume and scope of product returns, adverse business and operational issues resulting from the coronavirus pandemic, and fluctuations in our costs of operation (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION
Condensed Results of Operations
(In Thousands except per share amounts)
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	March 29, 2020	March 31, 2019	March 29, 2020	March 31, 2019

Net Sales	$116,938	$128,230	$343,183	$358,302

Cost of Goods Sold	99,928	112,548	299,954	314,701

Gross Profit	17,010	15,682	43,229	43,601

Engineering, Selling & Administrative Expenses	10,727	11,721	35,775	33,222

Income from Operations	6,283	3,961	7,454	10,379

Interest Expense	(204)	(413)	(792)	(1,224)

Pension Termination Settlement Charge	-	-	-	(32,434)

Other Income, Net	128	275	1,030	2,153

Income (Loss) before Provision (Benefit) for Income Taxes and Non-Controlling Interest	6,207	3,823	7,692	(21,126)

Provision (Benefit) for Income Taxes	1,294	786	1,194	(6,994)

Net Income (Loss)	4,913	3,037	6,498	(14,132)

Net Income Attributable to Non-Controlling Interest	(1,919)	(1,307)	(3,601)	(2,835)

Net Income (Loss) Attributable to STRATTEC SECURITY CORPORATION	$2,994	$1,730	$2,897	$(16,967)

Earnings (Loss) Per Share:
Basic	$0.80	$0.47	$0.78	$(4.62)
Diluted	$0.79	$0.46	$0.77	$(4.62)
Average Basic Shares Outstanding	3,748	3,684	3,733	3,670

Average Diluted Shares Outstanding	3,768	3,728	3,752	3,670

Other
Capital Expenditures	$2,923	$4,148	$10,307	$13,550
Depreciation	$4,769	$4,420	$14,349	$12,543

STRATTEC SECURITY CORPORATION

Condensed Balance Sheet Data
(In Thousands)

	March 29, 2020	June 30, 2019
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$10,173	$7,809
Receivables, net	72,805	84,230
Inventories, net	58,348	47,262
Other current assets	15,216	17,331
Total Current Assets	156,542	156,632
Investment in Joint Ventures	23,190	23,528
Other Long Term Assets	10,363	14,456
Property, Plant and Equipment, Net	107,416	118,120
	$297,511	$312,736

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$43,104	$41,889
Other	32,968	37,374
Total Current Liabilities	76,072	79,263
Accrued Pension and Post Retirement Obligations	2,403	2,425
Borrowings Under Credit Facility	27,000	42,000
Other Long-term Liabilities	4,781	1,232
Shareholders’ Equity	320,289	317,681
Accumulated Other Comprehensive Loss	(22,270)	(18,568)
Less: Treasury Stock	(135,676)	(135,725)
Total STRATTEC SECURITY CORPORATION Shareholders’ Equity	162,343	163,388
Non-Controlling Interest	24,912	24,428
Total Shareholders’ Equity	187,255	187,816
	$297,511	$312,736

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	March 29, 2020	March 31, 2019	March 29, 2020	March 31, 2019
Cash Flows from Operating Activities:
Net Income (Loss)	$4,913	$3,037	$6,498	$(14,132)
Adjustment to Reconcile Net Income (Loss) to Cash Provided by Operating Activities:
Equity Loss (Earnings) in Joint Ventures	921	(66)	(55)	(2,451)
Depreciation	4,769	4,420	14,349	12,543
Foreign Currency Transaction (Gain) Loss	(2,515)	192	(2,067)	261
Unrealized Loss (Gain) on Peso Forward Contracts	1,048	(23)	1,048	(116)
Stock Based Compensation Expense	165	241	789	867
Non-Cash Compensation Expense	-	-	4,473	-
Pension Settlement Charge	-	-	-	32,434
Deferred Income taxes	-	-	(1,032)	(8,131)
Change in Operating Assets/Liabilities	(1,266)	(2,805)	4,212	3,727
Other, net	94	3	522	(281)

Net Cash Provided by Operating Activities	8,129	4,999	28,737	24,721

Cash Flows from Investing Activities:
Investment in Joint Ventures	-	(200)	-	(200)
Additions to Property, Plant and Equipment	(2,923)	(4,148)	(10,307)	(13,550)
Proceeds from Sale of Property, Plant and Equipment	14	-	29	12
Net Cash Used in Investing Activities	(2,909)	(4,348)	(10,278)	(13,738)

Cash Flows from Financing Activities:
Borrowings Under Credit Facility	-	-	-	2,000
Repayment of Borrowings Under Credit Facility	(5,000)	(2,000)	(15,000)	(9,000)
Dividends Paid to Non-Controlling Interests of Subsidiaries	-	(400)	(980)	(1,384)
Dividends Paid	(525)	(517)	(1,572)	(1,546)
Exercise of Stock Options and Employee Stock Purchases	24	172	543	244

Net Cash Used In Financing Activities	(5,501)	(2,745)	(17,009)	(9,686)

Effect of Foreign Currency Fluctuations on Cash	1,169	(77)	914	(185)

Net Increase (Decrease) in Cash & Cash Equivalents	888	(2,171)	2,364	1,112

Cash and Cash Equivalents:
Beginning of Period	9,285	11,373	7,809	8,090
End of Period	$10,173	$9,202	$10,173	$9,202